EXHIBIT 99.1
                                     [FRONT]
PROXY                           WHAT A WORLD!, INC.

                               PROXY SOLICITED BY
                  THE BOARD OF DIRECTORS OF WHAT A WORLD, INC.
          FOR THE ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 4, 1999

         The undersigned hereby appoints David B. Cornstein and James Martin Kaplan and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of What A World!, Inc. ("WAW") to be held at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, 14th Floor, New York, New York 10174 at 9:00 a.m. (local time) on February 4, 1999, and at any adjournment thereof.

1. Approval of the Share Purchase Agreement, dated as of December 21, 1998 and amended as of January 11, 1999, between WAW, Tele Hub Link Corporation ("TeleHub") and the shareholders of TeleHub providing for the acquisition by WAW of all of the outstanding shares of TeleHub common stock, as a result of which TeleHub will become a wholly-owned subsidiary of WAW.

      [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

2. Approval of an amendment to WAW's Certificate of Incorporation to increase to 50,000,000 shares the number of shares of WAW's common stock authorized for issuance and to change the name of WAW to TeleHubLink Corporation.

      [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

3.    Election of Directors:

      [ ] FOR all nominees listed below            [ ] WITHHOLD APPROVAL
          (except as marked to                         to vote for all nominees
          the contrary below)                          listed below

 David B. Cornstein, Stanley Young, Patrick Thomas, John DeLuca and Bruce Young

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

      If no direction is given, this proxy will be voted FOR Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3 and FOR the election of the nominees set forth in Proposal No. 4.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                          FOR PROPOSALS 1, 2 AND 3 AND
          FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 4

      TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

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                                     [BACK]

                                        Please sign exactly as name appears at
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as such. If a corporation,
                                        please sign in full corporate name by
                                        president or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

                                        Dated:

                                        Signature

                                        Signature

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS.